Crown American Realty Trust hereby furnishes the text and commentary for a presentation to be made on September 11, 2000 at the Friedman Billings Ramsey Investor Conference in Washington, DC.


                                 CROWN AMERICAN
                                  REALTY TRUST

                            Friedman Billings Ramsey
                               Investor Conference

                               September 11, 2000

                              Safe Harbor Statement

This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with
accuracy.   Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Before we begin I want to remind everyone that any forward looking comments in today's presentation are intended to be within the meaning of the SEC's safe harbor provisions as noted in this slide.

                                Crown Background

Fully-Integrated Real Estate Company
27 Enclosed Malls
16 million square feet of GLA
50 years in business

Strong Capabilities and Experience in:
Property Management and Reporting
Leasing
Redevelopment and Expansion
Construction & Project Management


For those of you not familiar with Crown, we are an enclosed mall REIT with a long history and strong management team.

We are a fully integrated company and handle all real estate activities internally.

                             Enclosed Mall Locations

Bradley Square, Cleveland, TN
Capital City Mall, Camp Hill, PA
Carlisle Plaza Mall, Carlisle, PA
Chambersburg Mall, Chambersburg, PA
Crossroads Mall, Beckley, WV
Francis Scott Key Mall, Frederick, MD
Jacksonville Mall, Jacksonville, NC
Logan Valley Mall, Altoona, PA
Lycoming Mall, Williamsport, PA
Martinsburg Mall, Martinsburg, WV
Mount Berry Square, Rome, GA
New River Valley Mall, Christiansburg, VA
Nittany Mall, State College, PA
North Hanover Mall, Hanover, PA
Oak Ridge Mall, Oak Ridge, PA
Patrick Henry Mall, Newport News, VA
Phillipsburg Mall, Phillipsburg, NJ
Schuylkill Mall, Frackville, PA
Shenango Valley Mall, Sharon (Hermitage), PA
South Mall, Allentown, PA
Uniontown Mall, Uniontown, PA
Valley Mall, Hagerstown, MD
Viewmont Mall, Scranton, PA
Washington Crown Center, Washington, PA
West Manchester Mall, York, PA
Wyoming Valley Mall, Wilkes Barre, PA


This map show the geographic diversity of the current portfolio. Our strategy has been to locate malls in middle market communities. We strive to have the largest and dominant enclosed mall in our market areas.
Our malls average about 570,000 square feet of GLA and typically have 4 department or discount anchor stores.

                       Financial Results - First Half 2000

In Millions (except per share data)               1H00       1H99
Revenues                                         $ 81.5     $ 75.2
FFO Per share                                    $ 0.61     $ 0.56

First Half 2000 compared to First Half 1999:
Revenues up 8%
Same center NOI up 9%
FFO per share up 9%

Turning to recent financial results...

The first half of 2000 continued the positive trend of 1999, with first half 2000 revenues up 8.4% over 1999 and same center Net Operating Income, or NOI, up 9%.

FFO per share was up 9%.

FFO results in both periods were impacted by one-time restructuring costs for home office work-force reductions and other cost savings actions that we have taken.

First half 2000 results were negatively impacted by about $.01 per share and first half 1999 results were negatively impacted by about $.03 per share from these one time costs.

However, we are also now beginning to enjoy the benefits of these changes in lower operating costs.

                             Revenue and FFO Growth

                                         1999              1998
Revenues ($M)                           $159.1            $146.7
FFO Per Share                            $1.28             $1.18
FFO Per Share w/o land sales             $1.27             $1.15

1999's Revenues up 8.5%
"Same center" NOI up 7.0%
FFO per share up $0.10, or 8.5%
FFO per share without land sales up 10.4%

While the positive operating trends started earlier, 1998 was the turnaround year for FFO growth, and 1999 was a great year.

Total revenues were up 8.5% in 1999, and importantly, same center NOI was up
7.0%.

FFO per share without land sales, which is a better way to evaluate the core property performance, was up 10.4% in 1999

In recognition of the improving performance that we saw occurring in the business, the Board of Trustees raised the quarterly common dividend rate in April 1999 by 2.5%.


                                    Dividends

Common share dividends

Current annual payout rate of $0.83 per share
In April 2000 the Board approved our second consecutive annual dividend increase

Preferred share dividends
$5.50 per preferred share - annual rate

Tax treatment of dividends in 1999
Common: 95% non-taxable return-of-capital
Preferred: 100% taxable income

In April 2000 Board of Trustees voted to increase the annual common dividend from $0.82 to $0.83, a 1.2% increase and our second consecutive annual increase.

Our dividends continue to have tax benefits for individual investors. 95% of the common dividends paid in 1999 represented a non-taxable return of capital distribution. 100% of the preferred share dividends represented taxable dividends.

While we cannot predict the tax aspects of our 2000 dividends with a high degree of certainty at this time, we do expect that a significant portion of the common dividends in 2000 will continue to represent a non-taxable return of capital.

                           Positive Trends Continuing

Growing FFO
Strong "same center" NOI growth
Higher leasing activity and occupancy
Higher average base rents
Higher tenant sales
Improved tenant quality
Enhanced quality of earnings

The Company's performance has never been stronger.

We've enjoyed solid operating performance trends over the last few years, and those positive trends have been continuing in 2000.


                            Mid-2000 versus Mid-1997

                                      Mid-2000  Mid-1997
Revenue Trend                         Up        Down
FFO Trend                             Up        Down
Mall Shop Occupancy                   85%       76%
Debt maturing next 3.5 Yrs.           $191M     $360M
G&A gross costs                       $14M+     $19M+
Stock price                           $9.50+/-  $6.00+/-

As this shows, and as we will demonstrate in other slides, we believe that the Company is in fundamentally far better condition today than it was 3 years ago.

Yet our common share price is significantly lower than it was at that time.

Let me address each of the key operating and financial trends in more detail.

                           Strong Real Estate Leasing

1998 and 1999 were record years
Net effective rent on new leases up 9.5% in 1999
Out-for-signature leases (our revenue pipeline) continue to be good

                   1995       1996        1997        1998         1999

New Leases         $5.90      $5.30       $8.40       $12.10       $12.9
Renewals           $3.10      $3.10       $6.60       $11.40       $ 7.4

We have been focused intensely on our mall shop leasing during the last few years, as this chart clearly shows.

We've had three very strong years, and the leasing pipeline - out for signature deals, still remains very good, even as the remaining available space is diminishing due to our past leasing successes.

We've also been working hard to improve the tenant mix in addition to growing occupancy, and I'll have more to say on that in a few minutes.

                           Higher Mall Shop Occupancy

Mall shop occupancy now at 85%
10 malls with mall shop occupancy > 90%
Total portfolio occupancy = 93%

                1995      1996      1997      1998     1999     2Q00

Occupancy        82%       76%       79%       82%      84%      85%

The results of our leasing efforts show up in several ways.

Mall Shop occupancy has been growing consistently since late 1996 and ended the second quarter at 85%. We expect to see further occupancy growth in the portfolio.

At June 30, 10 properties had mall shop occupancies over 90%.
When anchors and freestanding space are both factored in, our total portfolio occupancy is approximately 93%.

                           Higher Mall Shop Base Rent


Portfolio average: $19.01 psf at 6/30/00 up 5.2% from 6/30/99

Up every quarter since IPO

                1994     1995    1996     1997     1998     1999      2Q00

Base Rents      14.61    15.1    15.85    16.82    17.54    18.63     19.01

Our leasing results also get reflected in higher average base rent, up every quarter since our IPO in 1993.

Average mall shop base rent for the total portfolio ended the year at $19.01 per square foot, up 5.2% in one year, and up 22.2% in four years.

                           Rising Net Effective Rents

Net effective rent =
Base rent psf, less amortization of tenant allowances and leasing commissions

Net effective rent 1999 new leases: $18.39 psf
Up 9.5% over 1998

Rent on closed and renewal tenants = $15.05 avg. over last 3 years

Compares to $19.88 avg. base new rents on new & renewal leases

But the higher rents are not the result of higher allowances. Net effective rent, which is the annual base rent on new leases, less the annual amortization of tenant allowances and lease acquisition costs, rose by 9.5% in 1999. Our leasing bonus plan has been revised to emphasize net effective rents, or contribution to EVA. Again, this is consistent with our efforts to grow cash flow, and not just buy "earnings growth."

We continue to get significant uplift on leases that close and renew. The combined rental rate of tenants that closed and the old rates for tenants that renewed averaged $15.05 per foot from 1997 to 1999. That compares to almost $20 per foot average rates on new and renewal leases during the same period, an uplift of nearly $5 per foot.

                          Higher Mall Shop Tenant Sales

Comp Mall Shop Sales psf
1998: Up 6.1% to $242
1999: Up 6.6% to $258
2000: Up 4.2% thru 6/30.
7 Centers over $300 psf

ICSC Regional Mall sales growth
1998:  Up 2.8%
1999:  Up 2.4%

Anchor Sales psf
1998: Up 3.7%
1999: Down 1.1%

               1994    1995    1996    1997    1998    1999    2000 Est.

Comp Sales     $204    $206    $217    $228    $242    $258    $268

Our mall shop tenant sales have been growing rapidly since 1995. Up 6.1% in 1998 and up 6.6% in 1999, ending the year at $258 per foot. This strong trend demonstrates that we have been increasing the number of stronger, more productive tenants in our portfolio, such as the GAP, Victoria's Secrets, Bath and Body, American Eagle Outfitters, and others.

Our mall shop sales growth has significantly outpaced the ICSC shopping center sales index for the last few years.

The only negative item last year was that anchor sales numbers per foot were slightly lower, which mainly reflected Sears' poorer sales productivity last year. However, total anchor sales in the portfolio were actually up significantly: $1.36 billion in 1998 to $1.44 billion in 1999, an increase of 5.9%. This increase in total anchor sales mainly reflects the several additional May Co. units in the portfolio, and also demonstrates that we continue to pull increasing number of shoppers into our properties.

                        Lower Occupancy Costs for Tenants

Tenants' occupancy costs decreasing at same time their sales are increasing

Crown's malls are affordable for tenants

Potential for raising future rents

                       1995      1996      1997     1998       1999     2Q00

Occupancy Cost %      11.10%    10.60%    10.40%    10.30%    10.10%    9.90%

Despite the growing rental rates, our tenants' occupancy costs have been declining. This reflects their rapidly growing sales levels and our continuing cost containment efforts at the property level.

Our malls are affordable and profitable for our tenants.

We are not intentionally driving the occupancy costs downward, and in fact, we believe that we can reverse this trend through continuing to drive rental rates up. In the short run, however, tenant sales have grown faster than our ability to raise rents from rollovers or new deals.

We further believe that because of fixed operating costs, as tenants average sales levels increase, they can afford a higher occupancy cost percentage and still maintain appropriate profit levels. We plan to take advantage of this in future leasing.

                          Tenant Quality and Diversity

                       Top 25 Revenue-Generating Tenants*

Sears, Roebuck and Co.             5.4%
J.C. Penney, Inc.                  4.1%
The Limited Stores, Inc.           3.4%
The Bon-Ton                        3.1%
Venator                            2.7%
Victoria's Secrets/Bath & Body     2.2%
The Gap/Old Navy                   2.2%
Transworld Music                   2.0%
Hallmark-Owned Stores              1.7%
Shoe-Show of Rocky Mt.             1.7%
The Walden Book Co., Inc.          1.5%
Consolidated Stores                1.4%
Fashion Bug                        1.3%
The Finish Line, Inc.              1.3%
American Eagle Outfitters          1.3%
Payless Shoesource                 1.1%
May Department Stores Co.          1.1%
Wal-Mart Stores                    1.1%
Value City Dept Stores             1.1%
Sterling Jewelers                  1.0%
Deb Shops Inc.                     0.9%
Tandy Corporation                  0.9%
Claires, Inc.                      0.9%
American Outfitters                0.9%
Regis Stores                       0.9%
Total Top 25                      45.2%

*For 12 months ended June 30, 2000

For several years now we've been disclosing our "Top 25 Revenue Generating Tenants." We update the list every 6 months.

The credit quality of the tenants in the Top 25 is strong and much improved from 4 to 5 years ago.

                       Improved Tenant Quality & Diversity

Occupancy growth was combined with stronger tenants and more diverse tenants

Top 25 Tenants generated 49% of revenues in 1997, down to 45% at June 2000

Examples of growing tenant quality:

GAP/Old Navy:
1.0% of revenues in 1998 to 2.2% of revenues by June 2000

American Eagle Outfitters:
0.7% of revenues in 1998 to 1.3% of revenues by June 2000

We been improving tenant diversity and tenant quality.
The Top 25 tenants represented almost half of our revenues in 1997, but only 45% by mid-2000.

Within the Top 25, improved quality is reflected by the trends of such strong branded retailers like The Gap and American Eagle Outfitters, who are a growing presence in our malls.

                                GAP and Old Navy

Growing presence in Crown Malls

17 "GAP" units leased
Average sales over $400 psf

5 Old Navy stores opened in 1999
Sales exceeding expectations, on track to hit over $450 psf
Will contribute significantly to percentage rent in 2000
1 additional Old Navy to open in 2000


The GAP and Old Navy are an excellent example of how we have expanded the number of strong branded tenants in our portfolio.

The Old Navy stores that were added last year have been particularly strong performers, and their sales are just beginning to be reflected in our comp store sales statistics.

All the Old Navy's will be in percentage rent in their first year of operation which will positively impact our percentage rent income in 2000.

                             Theaters in Crown Malls

14 theaters in the portfolio:
4 are stadium seating -new state of art facilities
115 screens in total
$4.0M in annualized rents (2.4% of total revenues)

Financial restructuring should strengthen the theater industry.

We tend to have strong/dominant theater locations in the market area, similar to dominance of the malls.


Theaters have been the news a lot lately. We have moderate exposure to theaters in our portfolio - only 2.4% of total revenues. Our exposure is widely diverse, with no one chain accounting for more than $1.0 million in rents.

It is clear that some obsolete or out-positioned theaters will be closed throughout the country as the industry consolidates and goes through a financial shake-out, which will strengthen the industry in the longer run.

We have proactively and conservatively identified a few theaters in our portfolio that may be at risk and begun to develop alternative uses and tenants. For example, at our mall in Newport News, Virginia, AMC has just bought-out their existing theater lease which is now obsolete due to the recent opening of their large multiplex nearby. However, we already identified Old Navy, H&M, and a theme restaurant as potential replacement tenants.

In addition, we have taken into account potential theater closings in our internal forecasts for the remainder of 2000 and beyond.


                             Theaters in Crown Malls

Property            Theater           No. of Screens
Capital City        United Artist          6
Chambersburg        Carmike                7
Crossroads          Marquee                6
Logan Valley        Carmike                8
Lycoming            United Artist          4
New River Valley    Regal                 10
Oak Ridge           Cinemark              14
Schuylkill          United Artist          4
Uniontown           Carmike                6
Valley              RC Theater            16
Wash. Crown Center  Wallace               14
West Manchester     Regal                 13
Wyoming Valley      General Cinema         7 (two locations)
Totals                                   115

                             JCPenney - Beginning of
                                  Turn-around?

21 Anchor locations in Crown Malls
No impact from closing announcement in Spring
One new JCP store to open in 2000 - Newport News
10+ years average remaining term

JCP's turn-around efforts are welcome
Upside potential for percentage rents

3 remaining Eckerd locations - all in-line
3 have closed this year, including one buy-out
Upside potential from low rent levels

JCPenney was in the news last Spring, and I'd like to discuss Penney's situation because they continue to be one of our top 5 tenants.

First, none of their 21 anchor stores in our portfolio was on their store closing list. On average, the anchors have over 10 years remaining lease term and their sales productivity is very near their corporate-wide average. We currently get very little percentage rent from the JCPenney stores, so their turnaround efforts could present an opportunity for us should they begin to grow sales more aggressively.

3 of our 6 Eckerd stores did close this year, including one buyout, but this presents more of an opportunity. Their rents are well below the in-line mall shop averages, which presents us an opportunity to release the space at better rents.

Finally, we applaud JCPenney's efforts to turn-around their operations.

                          Temporary & Seasonal Leasing

Strong growth trends:
1999 - $10.7M, up 10.3%
1998 -   $9.7M, up  4.8%
1997 -   $9.3M, up 10.7%
1996 -   $8.4M, up 23.1%

Mitigates mall shop vacancy

Incubates permanent tenants

Investment in RMU's


Temporary and seasonal leasing continues to be a major contributor for us, even as the availability of in-line space for these tenants is declining as our permanent leasing occupancy grows. This business is highly profitable, with little to no investment required.

To grow revenues, we have been aggressively raising rates to reflect the overall stronger mall sales and consumer traffic, and have been pushing for more temporary tenants during periods other than the traditional holiday season.

We've stepped up our use of RMU's - another name for movable kiosks - which allows us to place more temporary tenants in the common areas and at the same time improve the overall presentation of their merchandise.

                              Sponsorship Programs

Opportunity for brand managers to enhance their customer relationship at POS.
Examples:
Pepsi - portfolio-wide sponsorship and vending machine commissions Portfolio-wide ATM contract with regional bank
Interactive kiosks - Center-Linq
Paid community room and kids club sponsors
Others in pipeline
Health care organizations- mall walker sponsors
D.M.X. - mall music and intercom sponsor

We get millions of consumer visits annually to our properties. This creates opportunities for new "sponsorship" revenue sources. Sponsorship revenues are expected to be over a penny per share in 2000, and we believe we have only begun to tap the potential of this area.

                      Development and Anchor Repositioning

Washington Crown Center, Washington, PA
New May Co. anchor (140,000 sq. ft. Kaufmann's)
New stadium seating theater opened May 2000
Renovated center
Construction + 3 year mini-perm loan financing

Valley Mall, Hagerstown, MD
New May Co. anchor (120,000 sq. ft. Hecht's)
New stadium seating theater opened May 2000
New mall shop & food court space. Nearly 100% leased or committed
8 new out-parcels for lease or sale

The Washington Crown Center redevelopment and the Valley Mall expansion represent the last of our planned major capital spending projects.

Last fall the construction phase of both projects was completed and stadium style theaters at both properties opened in May 2000.

                      Development and Anchor Repositioning

Other Completed Recent Projects include:

Patrick Henry Mall, Newport News VA
New May Co. anchor (140,000 sq. ft .Hecht's) - Opened 11/98
Dillards replaced Proffitt's - Opened 4/98
29,000 sq. ft. of new mall shop space opened 11/98
JCPenney replacing Uptons'

Nittany Mall, State College PA
Currently - Sears, Bon-Ton, JCPenney
Value City store bought and demolished in 1998 to allow for new May Co. (Kaufmann's)
May Co. built its own store - opened Spring 1999

Other recently completed projects include adding new May Company anchors to Patrick Henry Mall in late 1998 and to Nittany Mall in early 1999. The Patrick Henry project also included 29,000 square feet of additional mall shop space which is all leased. Patrick Henry Mall is our most productive mall in terms of mall shop tenant sales, which averaged $364 per square foot last year.

                           Peripheral Land Development

Approximately 70 Acres in Inventory
Estimated market value of $10M+

Completes and complements the retail district around the mall

Restaurants and big-box retail users

In addition to mall development expansion projects, we continue to develop the surrounding retail district by leasing or selling out-parcel land.

Of course, the timing of land sale closings is difficult to predict, so we have downplayed this source of FFO in our discussions with investors and analysts. This is consistent with our efforts to manage the business in a conservative manner - to under-promise but over-perform.

                           Controlling Operating Costs

Corporate office costs in 2000 down significantly from 1998's level:
Gross costs down 25%
Expensed costs down 8%

Impact is more significant to cash flows than to earnings and FFO

Last year we announced two restructurings to reduce the number of corporate office staff and certain other expenses, plus a further reduction in March of this year.

We incurred $2.2 million last year and $0.4 million in March of this year in one time severance and related costs.

A major part of the reductions impacted development and construction related staff in recognition of the completion of most of our improvement projects. Since much of those costs were previously capitalized to construction, the costs savings have not impacted FFO 100%, but do represent ongoing cash flow savings.

                            Technology and Retailing

Impact of Internet retail sales on mall shop leasing and sales minimal to date Malls and retailers will continue to adapt to the Internet

Mall Web-Sites implemented in early August of 2000 as mall marketing tool driving customer loyalty and traffic to our malls

Broadband and other telecommunication services for tenants

Last year, particularly during the holiday shopping season, there was a tremendous amount of media attention about the future impact of Internet on retailing.

After the past Christmas season, many media industry pundits have begun to realize that bricks and mortar retailing will be around for a long time and that the Internet can complement a good retailer's bricks and mortar retailing strategy.

So far, the identifiable impact of the Internet on tenant sales and importantly on our leasing activity, has been minimal.

At Crown, we are using the Internet for mall marketing purposes. Just this month we rolled out customized web-sites for each property. We are using the Internet to enhance our mall marketing initiatives and we have been very pleased with the consumer response to date.

I strongly encourage you to take a look at the new mall sites which can be accessed from our corporate web-site: www.crownam.com. On the following slides are some examples of the content of the sites.

This slide shows a photograph of the Logan Valley Mall from our mall web-site.

This is the initial page from one of our mall web-sites. This page will be tailored to each viewer based on their identified areas of interest. The content varies daily based on input from the mall staff. The sites offer just-in-time information on each store, coupons redeemable only at the mall, push email based on customer preferences, and ability to sell gift certificates.

The total cost of developing these mall web-sites was than $300,000, consistent with our goal of keeping the cost of our technology investments as low as possible.


This slide shows a photograph of the Logan Valley Mall from our mall web-site.

                          State-of-Art Internal Systems

RCT People Counters at 10 malls, more in 2000
Crown Corporate Web-site implemented in 1996 and upgraded in 1999
Mall web-sites implemented 2000
Mapping technology, Sales Logic contact mgt.
Imaging technology - leases, payables, loans
CTI Real Estate property management and accounting systems implemented in 1994 Company-wide Intranet for internal uses

Speaking of technology, there is a lot more happening than just the Internet. At Crown we have been using a number of new technologies to drive performance.

The most recent innovation we've deployed is people counter technology at 10 of our properties last year, with more coming on stream this year. The data gained has more than paid for the cost, through better marketing of space to permanent and temporary tenants, through better negotiating of renewal leases, and through identifying operating cost savings.

Crown has been fully networked down to the mall level for a number of years.
Our corporate website is almost 5 years old, and was expanded significantly last year to provide extensive financial information for investors and analysts.

                                Capital Strategy

"We will continue to focus on improving our internal cash flows by increasing mall shop occupancy and continuing our cost containment efforts. In this difficult capital market for REITs, we are managing the Company conservatively to grow internal cash flow and improve the Company's financial flexibility."

Mark E. Pasquerilla, Chairman and CEO, from February 28, 2000 press release

Moving now from operations, I'd like to briefly address capital strategy matters.

                                Recycling Capital

External sources of capital continue to be relatively expensive

Recycle capital - potential asset sales
May be FFO negative but Free Cash Flow positive
De-leverage balance sheet from asset sales, or Buy other assets with upside
Preferably with JV partner to leverage capital and property management capacity

Share repurchases also possible
Common and/or preferred shares
25,000 preferred shares recently repurchased


While the REIT capital markets have improved this year, we recognize that external sources of new capital are still quite expensive.

We are looking at ways to recycle existing capital already deployed in the Company through potential dispositions. In this regard, it is possible that potential asset sales could be FFO negative but positive to free cash flow after capital spending and debt amortization are factored in. We are prepared to make those tradeoffs.

We sold our only non-enclosed shopping center in July and received over $1.2 million in free cash. Much of the cash proceeds were used to buy-back preferred shares.

We have no other properties under a contract of sale at this time, but we are exploring several possibilities for asset sales.

Net proceeds after paying off debt could be used for debt reduction, mall acquisitions or share repurchases.

                              Financial Flexibility

Line of Credit with GECC renewed in Sept 99
Current availability     - $127M
Balance outstanding - $106M
Maximum availability     - $150M
Secured by 5 malls
LIBOR plus 2.95%
Line used to fund the Valley Mall project
Expires November 2001

Only 18% of total debt is floating - $130M

As some of you may recall, last September we extended and modified our lines of credit with GECC.

Previously we had a $50M general line and a $100M line reserved only for acquiring new properties.

The new line combines both pieces into one general purpose line that gives the Company greater flexibility and funding availability.

The new line does have a higher effective interest rate, about 75 basis points higher than the old line.

                            Future Operating Results

Expect positive operating trends and NOI growth to continue for remainder of
2000

But FFO growth rate this year is moderating compared to 1999's near double-digit growth rate:
Higher LIBOR interest rate impact
Revised GECC line of credit has higher rates but also increased funding availability
No acquisitions impact in 2000

The positive operating trends have continued through the first half of 2000.

FFO growth, however, has been mitigated from 1999's pace due to higher interest rates.

Crown currently has approximately $130 million of variable rate debt (with interest costs based on LIBOR).

In addition, we will incur a full year impact of the higher marginal rate on the GECC line compared to 1999.

We believe that most analysts have considered these matters in their FFO estimates for 2000.


                                Insider Ownership

Ownership by management and trustees continues to increase:
2Q00: 37.6%
1999:     37.2%
1998:     35.7%
1997:     33.2%

One outside trustee significantly added to his position in 1999, such that he would be one of our top 20 investors.

Insiders continued to increase their ownership position in the Company, which now stands at 37.6%.

                        Crown American vs Mall Peer Group

            Considerable Multiple Growth Potential Remains for Crown
                         ----------------------2000E---------------------
                               FFO          Dividend            Payout
                             Multiple         Yield              Ratio
Crown American                 4.5            14.0%               62%
Simon Property Grp.            6.9             8.9%               61%
Taubman                        8.3             9.0%               75%
General Growth                 7.1             6.4%               45%
Macerich                       7.2             9.7%               69%
CBL & Assoc.                   6.7             8.5%               58%
Urban                          9.4             6.8%               64%
Glimcher                       5.3            12.5%               67%
Regional Mall Average          7.0             9.4%               64%

Source:  Merrill Lynch research report: September 1, 2000

Based on those consensus FFO estimates for 2000, Crown continues to be significantly undervalued by the market in our view.

You can see from this slide that we trade at a large discount to our mall peer companies.

I won't argue that we should trade at Simon's or Taubman's multiples, but our discount from the average is significant and represents a real investment opportunity.

                          Multiple Expansion Potential

Recent Crown American common share price:
As of September 5, 2000           $5.875

Potential common share price if valued at current peer group multiples:
At FFO multiple avg  =>            $9.31
At dividend yield avg =>           $8.83

As this slide shows, we believe our shares have major upside pricing potential. Even if our share price remains flat and even if we do not increase our dividend again, our current dividend rate generates a 14+% shareholder return.

A small share price improvement toward the peer averages can result in a large total return for investors.

For those of you who have an interest in preferred stock, our public preferred shares also represent an excellent current 14%+ yield for investors.

For individual investors, our common dividends have had a large return of capital component for tax purposes in the last few years, which gives a major boost to the tax effective yield on our common shares.

                                     Summary

Positive Operating Trends
Increasing FFO, Occupancy, Rental Rates, and Tenant Sales

High current tax-advantaged yield

Experienced Management and Capabilities

Managing conservatively for cash flow during current difficult capital markets

In summary, we believe that the Crown American property portfolio has been transformed.

Our past investments are now generating solid growth and future capital spending needs are declining.

During these difficult capital markets, we are managing the Company conservatively for cash flow and to preserve and enhance our future financial flexibility.

At current prices our shares are a great investment opportunity.

                                 CROWN AMERICAN
                                  REALTY TRUST

                                   NYSE:  CWN

                                www.crownam.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CROWN AMERICAN REALTY TRUST



                                     By: /s/Terry L. Stevens
                                     Name:  Terry L. Stevens
                                     Title: Executive Vice President and
                                            Chief Financial Officer

Date:  September 11, 2000